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10.18 Credit Facility Letter dated May 21, 2002, between Trio-Tech (M) Sdn Bhd and HSBC Bank Malaysia Berhad
HSBC

PRIVATE AND CONFIDENTIAL
REF: PGH/CBC/BSC/WYM/Iyy

21/st/ May 2002

M/s Trio-Tech (M) Sdn Bhd
Plot IA Phase I
Bayan Lepas
Free Trade Zone
11900 Penang

Attention: Ms Tan Poh Lean

Dear Sirs,

Banking Facility

Account No. 372-064733

We confirm having completed our review of your banking facility and are pleased to advise that we are agreeable to renewing and revising the undermentioned facility for the purpose/s as stated for a further period.

This facility is subject to review at any time and, in any event by May 2003, to our customary overriding right of repayment on demand; and to the requirements of Biro Maklumat Cek from time to time. We shall be obliged if you will note to send us two signed/certified copies of your next set of audited account (as at 30 June 2002) before that date.

Facilities                     Present Limit          Proposed Limit

Guarantee                      RM 152,000-00          RM 115,000-00 *

* We are prepared to increase the limit to RM145,000-00 when your business volume picks up and there is need for issuance of additional guarantees.

Purpose:          Bank Guarantee
                  For issuance of Bank Guarantees.

The bank reserves the right to recall the facility if not used for the purpose granted.

We wish to draw your attention to the attached terms and conditions which require your understanding and acceptance of the arrangement made.

HSBC Bank Malaysia Berhad
(Formerly known as Hongkong Bank Malaysia Berhad)
(Company number 127776-V)
1, Downing Street, 10300 Penang.
Tel: 04-262 9441 Fax: 04-262 6206

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M/s Trio-Tech (Malaysia) Sdn Bhd
21/st/ May 2002

Please confirm that your total group borrowings comprising of your non-resident controlled holding companies and subsidiaries in Malaysia including those from us do not in aggregate exceed MYR 10 million + at any one time in terms of ECM 8 of the Malaysian Exchange Control Regulations. In the event that you decide to negotiate or seek additional facilities from other financial institutions and or any other sources in Malaysia which may lead to your borrowing exceeding MYR 10 million ++ you are required to inform this Bank and also obtain the necessary approval from the relevant authority. In addition, kindly confirm that 50% of your credit facilities +++ are sourced from Malaysian-owned licensed banks, licensed merchant banks and/or licensed finance companies.

+ excluding short term trade financing facilities of less than 12 months (e.g. letter of credit,trust receipts, bankers acceptances, ECR, bills discounting facilities) guarantee and foreign exchange lines.
++   excluding the credit facilities referred to in + above
+++ excluding all guarantee lines (except guarantee for supply of goods) and forward exchange contracts.

The accountholder hereby agrees that the facilities hereunder are subject to the requirement of the Biro Maklumat Cek from time to time and that the Bank reserves the right to recall the facilities granted hereunder in the event the accountholder's current account is closed by any bank following the requirements of the Biro Maklumat Cek notwithstanding that the accountholder's current account(s) with the Bank whether held solely or jointly with others has/have been conducted satisfactorily.

Please arrange for the authorised signatories of your company, in accordance with the terms of the Board Resolution to be given to the bank, to sign and return to us the duplicate copy of this letter together with the required documents before 21/st/ June 2002 after which date this offer will be deemed to have lapsed to signify your understanding and acceptance of the terms and conditions under which these facilities are granted.

Please also ensure that the attached list of securities is checked and the correctness confirmed together with the acceptance of this offer.

We are pleased to be of continued assistance. Should you have any query, please do not hesitate to contact our Mr. Beh Sui Chung at telephone no. 6503231 or Ms Corene Wong at telephone no.6503163.



Yours faithfully,


/s/ Beh Sui Chung
-----------------
Beh Sui Chung
Commercial Banking Manager

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M/s Trio-Tech (Malaysia) Sdn Bhd
21/st/ May 2002

We accept of the above offer as stated in your Letter of Offer dated 21/st/ May 2002 (REF:PGH/CBC/BSC/WYM/Iyy) that the Bank's agreement to provide us with the abovementioned facility will not contravene the provisions of Section 62 of the Banking and Financial Institutions act 1989. We accept that the Bank reserves the right to recall the facility in the event that the facility extended to us are not in compliance with the aforementioned section of the Act.

We confirm that the Bank's agreement to provide us with the abovementioned facilities will not contravene the provision of ECM 8 of the Malaysian Exchange Control Regulations. In additional we also confirm that 50% of our credit facilities +++, at all times, are sourced from Malaysian-owned licensed banks, licensed merchant banks and/or licensed finance companies.

In the event that we decide to negotiate or seek additional facilities from other financial institutions and/or any other sources in Malaysia which may lead to our total borrowings exceeding MYR 10 million +, we shall inform you and also obtain the necessary approval from the relevant authority.

We further agree that your Letter of Offer embodies in writing all terms for the Banking Facilities to be granted to us and hereby confirm that any warranties, promises, representations collateral agreements that may have been made or made to us, orally or otherwise by you in the course of the pre-contractual negotiations that have not now been included in your Letter of Offer shall hereafter be deemed by us to have lapsed and not legally binding upon you nor shall it be raised by us as a defence or to support any claim by us in any legal proceedings.

We also confirm that the securities list attached to the letter of offer is correct.

For & on behalf of
TRIO-TECH (MALAYSIA) SDN. BHD.
CO. NO. 105390 V

/s/ Ting Hock Ming, Victor
--------------------------
Authorised signatories and Company's Chop

Date: 8/7/02

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M/s Trio-Tech (Malaysia) Sdn Bhd
21/st/ May 2002

Terms and Conditions (Annexure to Letter of Offer).

Existing Securities:

a) Time Deposit for RM 183,140-69 held under lien supported by Security Over Deposit in Respect of Obligations of the Depositor stamped at ad valorem.

b)   Blanket Counter Indemnity dated 19'h October 1985.

Documents Required:

1)   A suitable Board Resolution authorising:

a)   the negotiation and acceptance of the aforementioned facilities.

b) the provision of a cash cover/cash margin, on demand by the Bank, in respect of the Bank's contingent liabilities under the guarantee performance bonds issued by the Bank; and

c)   the signatories for accepting this and future Letters of Offer.

d)   the execution of all other documents as required by the Bank.

e) and the mode of execution on all relevant security documents in accordance with your Memorandum and Articles of Association.

If at any time the Bank shall consider that the security is insufficient you shall within 14 days from the date of a notice from the Bank provide such further security as the Bank shall require whether in cash or otherwise of such value and for such tenure as the Bank shall in its absolute discretion decide.

                                    GUARANTEE

Commission:

Commission of not less than 0.170% per month subject to a minimum of RM100-00 shall be charged for the full liability period (inclusive of the claim period of the guarantee issued).

Where a Guarantee does not have a claim period, additional commission of not less than 0.05% per month shall be charged from the date of expiry to the date of return of the Guarantee or on receipt of notification from the beneficiary that the Bank is no longer liable under the Guarantee.

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M/s Trio-Tech (Malaysia) Sdn Bhd
21/st/ May 2002

All Guarantees issued by us must bear an expiry date and we are at liberty to refuse to issue any particular guarantee and the facility remain subject to our immediate right to settlement on demand, as stated in the terms of your Counter Indemnity in the event of any claims being made under the guarantee.

Should any one of our guarantee be called up, we would immediately debit your account with the amount and you would arrange to have funds available for this purpose.

This facility is subject to our right to call for cash cover/cash margin on demand for prospective and contingent liabilities under the guarantees/performance bonds issued/to be issued by us.

EVENTS OF DEFAULT:

If there are circumstances likely to lead to events of default among other things due to irregularities in your financial affairs or your inability to meet your indebtedness to us, it is proposed that you contact is for an early appraisal of your commitment.

All sums due hereunder shall be repayable on demand in the event:-

1) You default in the payment of any instalments and/or interest or the conduct of your account has been unsatisfactory; or

2)   You fail to observe or perform any covenants herein; or

3) a petition is presented or and order is made or resolution passed for your winding-up, dissolution or liquidation; or

4) you commence a meeting for the purpose of making or proposing and/or enter into any arrangement with or for the benefit of your creditors; or

5) a receiver or other similar officer is appointed of the whole or any part of your assets or undertaking; or

6) you shall cease or threaten to cease to carry on your business or to be unable to pay your debts or dispose or threaten to dispose of the whole or a substantial part of your undertaking or assets; or

7) for any reason any guarantee or security given to us for the repayment of this loan shall be terminated or shall lapse for any reason whatsoever or if the guarantor shall be in default under the terms of such guarantee or dies or become of unsound mind or is wound up or commits any act of bankruptcy; or

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M/s Trio-Tech (Malaysia) Sdn Bhd
21/st/ May 2002

8) any of your other indebtedness to us or any third party or parties becomes capable in accordance with the relevant terms thereof of being declared due prematurely by reason of your default or your failure to make any payment in respect thereof on the due date of each payment or if due on demand when demanded or the security for such indebtedness become enforceable.

9) if, in the Bank's opinion, there is any change or threatened change in circumstances which would materially and adversely affect the company's business or financial condition or the Company's ability to perform its obligations under the letter of offer or any other agreement with the Bank, including any change or threatened in its shareholders or directors, if a corporation;

10) If, by any reason of any change after the date of this offer in applicable law, regulation or regulatory requirement or, in the interpretation or application thereof of any governmental or other authority charged with the administration thereof it shall become unlawful for the Bank to comply with its obligations herein or to continue to make available the facility.

     GENERAL TERMS:

a) Notwithstanding anything to the contrary contained herein, the Bank may at any time and in its absolute discretion without discharging in any way your liabilities hereunder and under the security documents to vary the terms herein including but not limited to the rate of interest, additional interest, commission overdue interest, and other charges herein stated; and the amount or form of the facilities granted so as to convert the existing facility or cancel one or more facilities or create two or more from the facility (provided always at the applicable rate of interest) and such as variation etc. shall take effect upon notice being given by the bank to you.

b) The Bank further reserves the right to immediately recall the facility granted herein if any if your other indebtedness to the Bank or to any third party or parties becomes capable in accordance with the relevant terms thereof of being declared due prematurely by reason of a default or your failure to make any payment in respect thereof on the due date of each payment or if due on demand when demanded or the security for such indebtedness becomes enforceable.

c) All legal expenses and all other charges and disbursements (including stamp duty and the Bank's solicitors' fees on a solicitor and client basis) incurred in connection with or incidental to the preparation and execution of the security documents and in the recovery of the abovementioned facility and enforcement of security shall be payable by you and if remaining unpaid shall be debited without further notice to your current account or a disbursement/suspense account opened by the Bank for the purpose.

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Page 7
M/s Trio-Tech (Malaysia) Sdn Bhd
21/st/ May 2002

c) If the facility is extended beyond the expiry date of the time deposit, the deposit will be renewed automatically each time it falls due and will remain as continuing security for as long as the facility shall remain unpaid.

d) If the effect of any, or a change in any, law or regulation is to increase the cost to us of advancing, maintaining or funding this facility or to reduce effective return to us, we reserve the right to require payment on demand of such amounts as we consider necessary to compensate us therefore.

e) The facility granted does not contravene Section 62 of the Banking and Financial Institution Acts(BAFIA) 1989.
     (We enclose herewith a copy of Section 62 of Banking and Financial Institutions Act 1989 for your attention and please note that under Section 62(2) of the BAFIA the word "officer" includes "any employee of the financial institution").

f) Other terms and conditions as contained in the Bank's legal documentation executed by you shall apply.

g) This facility is subject to our right to all for cash cover/cash margin on demand for prospective and contingent liabilities under the documentary credit/guarantee issued/to be issued by us.

h) The Bank shall charge at its absolute discretion fees, where applicable, as follows, Administration Fee of RM500-00 per deal and Temporary Facility Arrangement Fee of RM200-00 per deal which charges shall be paid upon acceptance of Letter of Offer and if remaining unpaid shall be debited without further notice to your current/disbursement/other account whether or not opened by the Bank for the purpose. Notwithstanding these charges, the Bank reserves the absolute discretion whether to grant or otherwise any facility, restructuring/adjustment of facility and/or temporary excess or temporary drawing against uncleared effects.

You hereby irrevocably agree that any information related to the facilities, the conduct of same and any related information on your accounts or otherwise may be used, stored, disclosed, transferred, compiled, matched, obtained and/or exchanged by the Bank from time to time as it may consider necessary to, from or with any person as the Bank may consider necessary including without limitation any member of the HSBC Group, any service provider or third party for any and all purposes in connection herewith and/or the provision of products, services and advances to you in relation hereto, to any bureaus or agencies established or to be established by Bank Negara Malaysia (including the Central Credit Reference Information System - "CCRIS") or by other authorities, the Association of Banks in Malaysia, to any (prospective or otherwise) guarantors and/or security providers and to any authorised depositary agent.

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M/s Trio-Tech (Malaysia) Sdn Bhd
21/st/ May 2002

All information given by the Bank to any of the abovementioned persons and any persons having access to the information under CCRIS (collectively referred to as "Users") is provided in good faith and for information purposes only and that whilst every care has been taken in compiling, collating or producing the information, the Bank and its officers shall not in any event be liable for any claim, loss, damage or liability howsoever arising (including direct or indirect, special, incidental, consequential or punitive damages or loss of profits or savings) to you or to any other persons whatsoever for the accuracy, completeness or authenticity of its contents or for the consequences of any reliance which may be placed on the information whether caused by any technical, hardware or software failure of any kind, interruption, error, omission, delay, viruses, act of God, act of war, strikes, industrial action or otherwise. Information given is kept strictly confidential by the Users.

It is a term of the credit facility granted to you that information regarding the facility, the conduct of same and any related information on your accounts or otherwise will be given to the abovenamed recipients for their use only.

62.  (1)*  Unless exempted by the Bank in writing with or without conditions, or except as provided under subsection (2) or (3), no licensed institution shall give any credit facility to -

           (a) any of its directors or officers or any other person receiving remuneration from it (other than any accountant, advocate, architect, estate agent, doctor and any other person receiving remuneration from it in respect of his professional services);

           (b) any body corporate or unincorporate, or a sole proprietorship, in which any of its directors or officers is a director or manager, or for which any of its directors or officers is a guarantor or an agent;

               Prohibition of credit facilities to director and officer.

                                     ACT 372

           (c) any corporation in which any of its directors or officers has any interest in the shares of that corporation; and

           (d) any person for whom any of its directors or officers has given any guarantee or other undertaking whatsoever involving financial liability.

     (2) a licensed institution may given to any of its officers or its executive director -

           (a) any loan which is provided for under his scheme of service; or

           (b) where there is no such provision and the institution is satisfied that special or compassionate circumstances exist, a loan not exceeding at any one time -

               (i) six months' remuneration of that officer or executive director; or

               (ii) his remuneration for such longer period a may be approved by the bank,

           and subject to such other terms and conditions as the institution thinks fit

     (3)   The provisions of -

           (a) subsection (1)(a) shall not apply to the giving of any credit facility to the spouse, child or parent of an officer, including an executive director, of that licensed institution for the purchase of a house; and

           (b) subsection (1)(c) shall not apply to the giving of any credit facility by a licensed institution to -

               (i) a corporation in which any executive director or officer of that licensed institution has an interest in less than five per centum of the shares of that corporation;

           BANKING AND FINANCIAL INSTITUTIONS

               (i) a corporation which is listed on a recognised stock exchange and in which no director, not being an executive director, of that licensed institution has any-interest in more than five per centum of the voting shares of that corporation; or

               (iii) a corporation in which a director, not being an executive director, of that licensed institution has no interest in his personal capacity.

     (4) For the purposes of this section, "director" or "officer" includes a spouse, child or parent of a director or officer.

HSBC                                         HSBC Bank Malaysia Berhad
                                             (Company No. 127776-V)

      Branch: DOWNING ST PENANG              Page:              1
      Cawangan:                              Mukasurat:

      Customer Number: 372-064733     371    Date:           31MAR2002
      Nombor Pelanggan:                      Tarikh

         M/S TRIO TECH MALAYSIA SDN BHD      Shares/Documents
         PLOT 1A PHASE 1                     Type :               UNDER LIEN
         BAYAN LEPAS                         Jenis Saham
         FREE TRADE ZONE                     Dokumen:
         BAYAN LEPAS

      List of Securities:
      Securities are held at this office for your account without responsibility on the part of the Bank for collection of interest/ dividends/ bonus/ rights or for any loss or damage, occasioned to or incurred by you as a result thereof.

      This statement will be deemed to reconcile with your records unless errors or discrepancies are reported to the Bank within 90 days of the statement date.

      Senarai Sekuriti

      Sekuriti yang disimpan di pejabat ini bagi akaun anda dan Bank tidak dipertanggungjawabkan unluk mendapatkan faedah dividen / bonus / hak atau untuk sebarang kerugian atau kerosakan, disebabkan oleh anda akibat daripada tindakan tersebut.

      Penyata ini akan dianggap sebagai penyesuaian terhadap rekod anda melainkan kesilapan atau ketidaksamaan dilaporkan kepada Bank dalam masa 90 hari daripada tarikh penyata.


No. of Shares/Units   StockName            Details
BilanganSaham/Unit    NamaStok             Butir-Butir      DOC. No.   DEP. DATE

        1            BLANKET COUNTER INDEMNITY              72901114   12DEC1998
                     BLANKET COUNTER INDEMNITY DD 19OCT85
        1            CERT Of REGN (FORM 40)                 71975684   12DEC1998
                     FORM 40 IRO SEC OVER DEP(CO)(1ST PARTY) DD 22AU
                     G97
        1            TIME DEPOSIT RECEIPT                   71980121   12DEC1998
                     TMD REC 132 RM173, 955-54 (6M) (AUTO) (372-190124
        1            LETTER OF OFFER/ACCEPTANCE             71005264   17MAY2000
                     DD 16MAY2000 TO EXTEND GTE $152K.
        1            LETTER OF OFFER/ACCEPTANCE             71990612   19MAY1999
                     LETTER OF OFFER DD 05FEB99 TO REVISE GUARANTEE
                     LIMIT FROM 145K TO 152K
        1            RESOLUTION                             71981368   12DEC1998
                     RESLN DD 31JUL98 FOR BANKERS' GUARANTEE
        1            RESOLUTION                             71990613   19MAY1999
                     DIRECTORS' RESOLUTION PASSED ON 05MAR99 FOR L/O
                     DD 05FE99
        1 SEC OVER DEP/OBLIGATIONS(CO)1ST PTY 71980096 12DEC1998 SEC OVER DEP/OBLIGATIONS (CO) DD 06AUG97 FOR TM
                     D RM145K